Exhibit 99.4

Pinnacle Bankshares Corporation

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by Internet or telephone must be received by 11:59 p.m., Eastern Time, on [•], 2020.

Vote by Internet

•  Go to [•].

•  Or scan the QR code with your smartphone.

•  Follow the steps outlined on the secure website.

Vote by telephone

•  Call toll free [•] within the USA, US territories & Canada on a touch tone telephone.

•  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals – The Board of Directors of Pinnacle Bankshares Corporation (“Pinnacle”) recommends a vote FOR Proposals 1, 2, and 4 and FOR all the nominees listed in Proposal 3.

		For	Against	Abstain

1.	Proposal to approve the Agreement and Plan of Reorganization, dated as of January 21, 2020, as amended on June 9, 2020, between Pinnacle and Virginia Bank Bankshares, Inc. (“Virginia Bank”), including the related Plan of Merger, pursuant to which Virginia Bank will merge with and into Pinnacle (the “Pinnacle merger proposal”).	☐	☐	☐

		For	Against	Abstain

2.	Proposal to amend the articles of incorporation of Pinnacle to increase the maximum size of the Pinnacle board of directors to 18 directors (the “Pinnacle articles amendment proposal”).	☐	☐	☐

3.	Proposal to elect four Class II directors to serve until the 2023 annual meeting of Pinnacle shareholders:

	James E. Burton, IV	For ☐	Withhold ☐

	Judson H. Dalton	☐	☐

	Thomas F. Hall	☐	☐

	A. Patricia Merryman	☐	☐

4.	Proposal to adjourn the meeting, if necessary or appropriate, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the Pinnacle merger proposal or the Pinnacle articles amendment proposal (the “Pinnacle adjournment proposal”).	For ☐	Against ☐	Abstain ☐

5.	In accordance with their best judgment, the proxy agents are authorized to transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

B	Non-Voting Items
Change of Address — Please print your new address below.		Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — this section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) exactly as shown imprinted hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Annual Meeting of Shareholders of

Pinnacle Bankshares Corporation

[•], 2020 at [•] [a.m.] Eastern Time

IMPORTANT ANNUAL MEETING INFORMATION

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON [•], 2020

THE PROXY STATEMENT IS AVAILABLE AT:

[•]

IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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  REVOCABLE PROXY — PINNACLE BANKSHARES CORPORATION

Annual Meeting of Shareholders to be held on [•], 2020

This proxy is solicited by the Board of Directors of Pinnacle Bankshares Corporation.

Bryan M. Lemley and James O. Watts, IV, or either of them (each, a “proxy agent”), with full power to act alone, the true and lawful attorneys-in-fact of the signing shareholder, each with the power of substitution, are hereby authorized to represent and vote the shares of such shareholder, with all the powers which such shareholder would possess if personally present at the Annual Meeting of Shareholders of Pinnacle Bankshares Corporation to be held on [•], 2020 or at any adjournments or postponements thereof.

Shares represented by this proxy will be voted as directed by the shareholder on this proxy. If no such directions are indicated, the proxy agents will have the authority to vote FOR Proposal 1 to approve the Pinnacle merger proposal, FOR Proposal 2 to approve the Pinnacle articles amendment proposal, FOR all the nominees listed in Proposal 3 and FOR Proposal 4 to approve the Pinnacle adjournment proposal.

The proxy agents, in accordance with their best judgment, are further authorized to transact such other business as may properly come before the Annual Meeting of Shareholders or at any adjournments or postponements thereof.

(Items to be voted appear on reverse side.)